Exhibit 32.2

Certification pursuant to Section 906 of Sarbanes-Oxley Act of 2002

I, Gregory M. Krzemien, the Principal Financial Officer of Mace Security International, Inc., hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Form 10-Q of Mace Security International, Inc. for the quarter ended September 30, 2011 (the “September 30, 2011 Form 10-Q”), which this certification accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m (a) or 78o(d)) and information contained in the September 30, 2011 Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Mace Security International, Inc.

Dated: November 14, 2011
/s/Gregory M. Krzemien
Gregory M. Krzemien
Principal Financial Officer and Treasurer